AMENDMENT TO LOAN AGREEMENTS

Parties: The undersigned is Com2000, Inc., the Borrower, and the Lender is Victor Tong.

Loan Agreements to be amended: Dated March 31, June 30, and December 31, 2021 in the amounts of $26,600, $30,000, $57,500, respectively.

The undersigned hereby agreed to extend the maturity dates and term of the loans to:

  Promise to Pay: January 1, 2023.

Replacing:

  Promise to Pay: On the earliest of January 1 or within 1 month from from the date that the Borrower will go public (the SEC declares the Com2000 S-1 registration statement effective).

All other terms of the respective loan agreements shall remain the same.

Agreed: Jan 28, 2022

Lender	Borrower

/s/ Victor Tong	/s/ Jacob Lakhany
Victor Tong	Jacob Lakhany, CEO